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                                                                    Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Equity Incentive Plan, the Employee Stock Purchase Plan and Non-Plan Option Grants of Megabios Corp., of our report dated August 4, 1997, except for Note 11, as to which the date is September 8, 1997, with respect to the financial statements of Megabios Corp. included in its Registration Statement on Form S-1, as amended (No. 333-32593), filed with the Securities and Exchange Commission.



Palo Alto, California
November 3, 1997